SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: December 2, 1999

                             ELEGANT ILLUSIONS, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

           Delaware                  0-28128                   88-0282654
         ---------------          ---------------        ---------------------
         Jurisdiction of          Commission File           I.R.S. Employer
         Incorporation                Number             Identification Number

              542 Lighthouse Ave., Suite 5, Pacific Grove, CA 93950
              -----------------------------------------------------
                    (Address of principal executive offices)

                  Registrant's telephone number:     (831) 649-1814
                                                     --------------

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Item 5.  Other Events.


         The Board of Directors of Elegant Illusions, Inc. (the "Company") and the Company's three executive officers and principal stockholders (who hold, in the aggregate, over 71% of the issued and outstanding shares of the Company's Common Stock) have determined not to proceed with the Company's planned reverse split of the Company's issued and outstanding shares of Common Stock at a ratio of 1,063,000-to-1 (the "Reverse Split").

         The  Reverse   Split  would  have  cashed  out  all  of  the  Company's
Stockholders other than the Company's three executive officers.

         The Board cancelled its plans to proceed with the Reverse Split because, after considering all the available information, the Board decided that it was in the best interest of all the shareholders to remain public at this time.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     ELEGANT ILLUSIONS, INC.


                                           By:       /s/ James Cardinal
                                                     ------------------------
                                                     James Cardinal,
                                                     Chief Executive Officer


Dated: December 2, 1999